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                                                                   Exhibit 10.81

                             Medallion Funding Corp.

             8.35% Senior Secured Note, Series A, Due June 30, 2003

No. RA-                                                            April 1, 2002
$                                                                PPN 58403# AC 1

     FOR VALUE RECEIVED, the undersigned, Medallion Funding Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State
of New York, hereby promises to pay to               or registered assigns, the
                                       -------------
principal sum of                        on June 30, 2003, with interest
                 -----------------------
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof, together with any Make-Whole Amount for which payment has been deferred by agreement of the Company and the holder hereof (as set forth in the Note Purchase Documents referred to below), at the rate of 8.35% per annum from the date hereof to and including May 31, 2002, at the rate of 8.85% per annum from June 1, 2002 to and including August 31, 2002, at the rate of 9.35% per annum from September 1, 2002 to and including November 30, 2002, at the rate of 9.85% per annum from December 1, 2002 to and including February 28, 2003, at the rate of 10.35% per annum from March 1, 2003 to and including May 31, 2003, and at the rate of 10.85% per annum from June 1, 2003 and thereafter, payable monthly in arrears, on the first Business Day of each month, commencing with the first Business Day in the month of April 2002, until the principal hereof shall have become due and payable, and (b) without duplication of amounts under clause (a), to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and during the continuance of an Event of Default (as defined in the Note Purchase Agreements referred to below), payable monthly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate otherwise borne hereunder plus 2% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes, Series A (herein called the "Notes") issued, together with the Company's 8.35% Senior Secured Notes, Series B, due June 30, 2003, pursuant to separate Note Purchase Agreements, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is secured by, and this Note and the holder hereof are also entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents (as such term is defined in the Note Purchase

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Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits afforded thereby and the rights of the holders in respect thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note amends and restates in its entirety that certain 7.35% Senior Secured Note, Series A, due June 1, 2004, number RA-7, in the aggregate principal amount of $10,000,000 pursuant to that certain Third Amendment Agreement dated as of April 1, 2002 to the Note Purchase Agreements dated as of June 1, 1999.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

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                                     Medallion Funding Corp.


                                     By:
                                            ------------------------------------
                                            Name: Alvin Murstein
                                            Title: Chief Executive Officer


                                     By:
                                            ------------------------------------
                                            Name: James E. Jack
                                            Title: Chief Financial Officer